Exhibit 99.1(a)



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                   RECEIVABLES SALE AND CONTRIBUTION AGREEMENT


                           dated as of April 12, 2002


                                     between


                        VOLT INFORMATION SCIENCES, INC.,
                                    as Seller


                                       and


                               VOLT FUNDING CORP.,
                                    as Buyer


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                 RECEIVABLES SALE AND CONTRIBUTION AGREEMENT
                 -------------------------------------------


          This RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of April 12, 2002 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is made between VOLT INFORMATION SCIENCES, INC., a New York
corporation   ("Seller"),   and  VOLT  FUNDING  CORP.,  a  Delaware  corporation
("Buyer").

          Pursuant to that certain Receivables Purchase Agreement, dated as of April 12, 2002, among Seller, Buyer and Three Rivers Funding Corporation, a Delaware corporation ("Second Step Purchaser") (said agreement, as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), Buyer intends to transfer to Second Step Purchaser an undivided percentage ownership interest in Staffing Solutions Receivables sold or contributed by Seller to Buyer from time to time pursuant to this Agreement, in order to, among other things, finance Buyer's purchases of Staffing Solutions Receivables under this Agreement. Said Staffing Solutions Receivables relate to the Staffing Solutions Business of Seller and the Subsidiary Originators. Capitalized terms used but not defined in this Agreement have the meanings assigned to them in the Purchase Agreement, mutatis mutandis, whether or not then in effect.

          NOW, THEREFORE, for good and valuable consideration, the existence, receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I

                         PURCHASE, SALE AND CONTRIBUTION
                         -------------------------------

          SECTION 1.1. Initial Sale/Contribution of Receivables.

          (a) Seller hereby sells, assigns, transfers and conveys to Buyer, and Buyer hereby purchases from Seller, effective as of the date of this Agreement (or as of such later date as Seller and Buyer may specify in the Seller Assignment Certificate (as defined in Section 4.1)) (the "Closing Date"), an undivided percentage ownership interest (as further detailed below) in Seller's entire right, title and interest in, to and under that certain pool of assets consisting of any and all Receivables in existence as of the close of business on the Business Day immediately preceding the Closing Date (such preceding day, the "Initial Cut-Off Date"), which aggregate pool of Receivables are or shall be more particularly described on Schedule I attached to the Seller Assignment Certificate. The undivided percentage ownership interest in said aggregate pool of Receivables, as sold by Seller and purchased by Buyer on the Closing Date in accordance with this subsection, is sometimes referred to herein as the "Initially-Sold Percentage Ownership Interest".

          (b) Seller hereby contributes, assigns, transfers and conveys to Buyer, and Buyer hereby accepts from Seller, effective as of the Closing Date, an undivided percentage ownership interest (as further detailed below) in Seller's entire right, title and interest in, to and under the aforesaid aggregate pool of Receivables in existence as of the close of business on the Initial Cut-Off Date, as more particularly described on Schedule I attached to the Seller Assignment Certificate. The undivided percentage ownership interest in said aggregate pool of Receivables, as contributed by Seller and accepted by Buyer on the Closing Date in accordance with this subsection, is sometimes referred to herein as the "Initially-Contributed Percentage Ownership Interest".

          (c) The aforesaid aggregate pool of Receivables in existence as of the close of business on the Initial Cut-Off Date, as referenced in the preceding subsections of this Section and more particularly described on Schedule I to the Seller Assignment Certificate, and as to which, effective as of the Closing Date, Seller has sold and Buyer has purchased the Initially-Sold Percentage Ownership Interest and Seller has contributed and Buyer has accepted the Initially-Contributed Percentage Ownership Interest, is sometimes referred to herein as the "Initially Transferred Receivables". The Initially Transferred Receivables include, among other things, Receivables that originally had been
(i) generated by Seller, or by a Subsidiary Originator and transferred to Seller, then (ii) transferred by Seller to Volt Information Sciences Funding, Inc., a Delaware corporation ("Old Volt Funding"), and then (iii) retransferred by Old Volt Funding to Seller, free and clear of all Liens, immediately prior to the transfers effected under this Section. Without limiting the generality of the foregoing, and for avoidance of doubt, it is acknowledged and agreed that the Initially Transferred Receivables include any and all proceeds (including any and all Collections) with respect thereto.

          (d) The sale of the Initially-Sold Percentage Ownership Interest and the contribution of the Initially-Contributed Percentage Ownership Interest, in the aggregate, constitute the transfer of the entire 100% ownership interest in and to the Initially Transferred Receivables. Of this, the Initially-Sold
Percentage  Ownership  Interest  shall be calculated in accordance  with Section
2.3. The Initially-Contributed Percentage Ownership Interest shall be calculated as the remainder of 100% minus the Initially-Sold Percentage Ownership Interest. By virtue of such acquisitions in accordance with this Section, Buyer shall have acquired, and shall constitute the owner of, 100% of the ownership interest in and to the Initially Transferred Receivables and, as such, shall be entitled to receive and retain for its own benefit (as against Seller and any Persons claiming through Seller) any and all proceeds (including any and all Collections) with respect to the Initially Transferred Receivables, and to allocate the same in such manner as Buyer may determine in its sole discretion (subject, however, to the Purchase Agreement, the Buyer Note (as defined below) and Article III, below).

          (e) For ease of convenience, it is understood and agreed that, if the Initial Cut-Off Date is not also the last day of an Accounting Period, information pertaining to the Initially Transferred Receivables, including the identification thereof on Schedule I to the Seller Assignment Certificate, may be determined preliminarily by reference to the last day of the most practicable Accounting Period most recently ended prior to the Initial Cut-Off Date to the extent use of Initial Cut-Off Date information is not practicable.



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          SECTION   1.2.   Purchase   and  Sale  of   Subsequently   Transferred
Receivables. Seller hereby sells, assigns, transfers and conveys to Buyer, and Buyer hereby purchases from Seller, at the times set forth in Section 1.3, Seller's entire right, title and interest in, to and under any and all Receivables generated by Seller, or by a Subsidiary Originator and transferred to Seller, during the period (the "Subsequent Transfer Period") from (but excluding) the Initial Cut-Off Date and to (but excluding) the Purchase Termination Date. The Receivables from time to time sold by Seller and purchased by Buyer in accordance with this Section are sometimes referred to herein as the "Subsequently Transferred Receivables". Without limiting the generality of the foregoing, and for avoidance of doubt, it is acknowledged and agreed that the Subsequently Transferred Receivables include any and all proceeds (including any and all Collections) with respect thereto. The "Purchase Termination Date" means the date on which Seller's obligation under this Agreement to sell Subsequently Transferred Receivables to Buyer, and Buyer's obligation under this Agreement to purchase such Receivables, terminates pursuant to Article VIII below.

          SECTION 1.3. Timing of Purchases, Etc. The sale by Seller and the purchase by Buyer of the Initially-Sold Percentage Ownership Interest, and the contribution by Seller and acceptance by Buyer of the Initially-Contributed Percentage Ownership Interest, shall occur on the Closing Date. Thereafter, during the Subsequent Transfer Period the Subsequently Transferred Receivables shall be sold automatically by Seller to Buyer pursuant to this Agreement immediately (and without further action by any Person) upon: (a) the creation of the respective Receivable, in the case of any Receivable generated by Seller; and (b) the creation of the respective Receivable and its transfer to Seller, in the case of any Receivable generated by a Subsidiary Originator. In furtherance of the foregoing, Seller agrees that, during the Subsequent Transfer Period, it shall cause each Subsidiary Originator to transfer its Receivables to Seller immediately upon such creation.

          SECTION 1.4. Consideration for Purchases. The purchase price to be paid by Buyer for its purchase from Seller on the Closing Date of the Initially-Sold Percentage Ownership Interest (the "Initial Purchase Price") pursuant to Section 1.1 shall be calculated in accordance with Article II and shall be paid by Buyer by its issuance of the Buyer Note to Seller on the Closing Date, in accordance with Section 3.2(a), in an initial principal amount equal to the Initial Purchase Price. On each day when Subsequently Transferred Receivables are purchased by Buyer from Seller pursuant to Section 1.2, the purchase price to be paid by Buyer to Seller on such respective day for the Subsequently Transferred Receivables that are to be sold by Seller on such day (the "Subsequent Purchase Price"; collectively with the Initial Purchase Price, the "Purchase Price") shall be calculated in accordance with Article II. On the terms and subject to the conditions set forth in this Agreement, Buyer agrees to make the daily or monthly payments to Seller provided for under Article III in connection with Seller's sale to Buyer, and Buyer's purchase from Seller, of (i) the Initially-Sold Percentage Ownership Interest in the Initially Transferred Receivables and (ii) the Subsequently Transferred Receivables, whether as payment of Purchase Price or payment on account of the Buyer Note.

          SECTION 1.5. No Recourse. Except as specifically provided in this Agreement, the contribution, sale and purchase of Receivables under this Agreement (whether of the Initially-Sold Percentage Ownership



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Interest or Initially-Contributed Percentage Ownership Interest in the Initially
Transferred  Receivables,  or of the Subsequently Transferred Receivables) shall be  without  recourse  to  Seller  or any  other  of its  Affiliates;  it  being
understood  that  Seller   nevertheless   shall  be  liable  to  Buyer  for  all
representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, all of which obligations have been designed so as not to constitute recourse to Seller for the credit risk of the Obligors.

          SECTION 1.6. No Assumption of Obligations Relating to Receivables or Contracts. No obligation or liability of Seller (or of any Subsidiary
Originator) under any Initially Transferred Receivable or any Subsequently Transferred Receivable, or under any Contract relating thereto, shall be assumed by Buyer hereunder or under the Seller Assignment Certificate or otherwise shall constitute the obligation or liability of Buyer (or of Second Step Purchaser or any other Person by virtue of contracting with Buyer) by virtue of this Agreement or the Seller Assignment Certificate, and any such assumption or constitution is hereby expressly disclaimed. Without limiting the generality of the foregoing, neither Buyer nor Second Step Purchaser shall have any obligation or liability to perform any of the obligations of Seller or of any Subsidiary
Originator under any Receivable, any related Contract or any other related purchase order or other agreement.

          SECTION 1.7. True Sales.

          (a) Seller and Buyer intend that the transfer of the Initially Transferred Receivables, and transfers of Subsequently Transferred Receivables, under this Agreement shall constitute, and be treated (for state law, tax law, financial accounting and all other purposes) as, true sales (or absolute conveyances, in the case of the contribution of the Initially-Contributed Percentage Ownership Interest) by Seller to Buyer of undivided percentage ownership interests, in the case of the Initially Transferred Receivables, or of the entire ownership interest, in the case of the Subsequently Transferred Receivables, that are absolute and irrevocable and that provide Buyer with the full benefits of ownership of such Receivables, and neither Seller nor Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans or other financial accommodations from Buyer to Seller secured by those Receivables. The parties acknowledge that Revised UCC Article 9, as in effect in New York, nevertheless may apply to such true sales and absolute conveyances, pursuant to Section 9-109(a)(3) thereof and the official comments thereto. Accordingly, the provisions of Section 9-318(a) of Revised UCC
Article 9, as in effect in New York, are intended to apply. The execution and delivery of this Agreement, and the filing of appropriate financing statements, are intended to avoid the applicability of Section 9-318(b) of Revised UCC
Article 9, as in effect in New York, in connection with such true sales or absolute conveyances (insofar as such execution and delivery, and such filings, would be necessary for "perfection" of such ownership interest for purposes of that subsection).

          (b) It is, further, not the intention of Buyer or Seller that the transfer of the Initially Transferred Receivables, and transfers of Subsequently Transferred Receivables, under this Agreement be deemed a grant of a security interest in such Receivables by Seller to Buyer to secure indebtedness or any other financial accommodation extended (or characterized as having been extended) by Buyer to Seller. However, in the event that, notwithstanding the express intent of the parties as set forth in the preceding sentence and in subsection (a), it nevertheless shall be determined that the transactions contemplated by this Agreement do not constitute true sales (or absolute conveyances, in the case of the Initially-Contributed Percentage Ownership Interest) and instead constitute financing arrangements from Buyer in favor of Seller and that, in connection therewith, all or any part of the Initially Transferred Receivables or Subsequently Transferred Receivables constitute, or are determined to be, property of Seller or of Seller's bankruptcy estate, then (i) this Agreement also shall constitute and be deemed to be a security agreement under Revised UCC
Article 9, as in effect in New York, for purposes of the attachment of Buyer's security interest in any and all such Initially Transferred Receivables and Subsequently Transferred Receivables, and (ii) the transfers by Seller to Buyer provided for in this Agreement shall constitute and be deemed to be a grant by Seller to Buyer of, and in furtherance thereof Seller does hereby grant to Buyer, a first priority security interest in and to Seller's entire right, title and interest in, to and under any and all such Initially Transferred Receivables and Subsequently Transferred Receivables (including, without limitation, and for avoidance of doubt, any and all proceeds thereof), in existence as of the Initial Cut-Off Date or created thereafter prior to the Purchase Termination Date, to secure the obligations of Seller and the rights of Buyer under this Agreement (which obligations in such case shall be deemed to include, among other things, a loan or other financial accommodation by Buyer to Seller in an aggregate amount equal to (x) the Initial Purchase Price, in the case of the Initially-Sold Percentage Ownership Interest purported to be transferred under
Section 1.1, and (y) the Subsequent Purchase Price, in the case of all Subsequently Transferred Receivables purported to be transferred under Section 1.2). Seller and Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in said Initially Transferred Receivables and Subsequently Transferred Receivables, such security interest would be deemed to be a perfected first priority security interest (subject to Liens created or permitted under the Purchase Agreement) in favor of Buyer under applicable Law and will be maintained as such throughout the term of this Agreement. For avoidance of doubt, it is understood that the Staffing Solutions Receivables covered under this Agreement include those in existence as of the Initial Cut-Off Date, as well as those thereafter arising, created or acquired and that, insofar as this Agreement is held to secure indebtedness, the collateral also secures future advances.

          (c) Seller hereby authorizes Buyer to file appropriate initial financing statements, and amendments thereto, to the extent provided in Section 9-509(b) of Revised UCC Article 9, as in effect in New York, in connection with the transactions referenced in the preceding subsections of this Section.

          SECTION  1.8.  Transferred  Receivables.   The  Initially  Transferred
Receivables and Subsequently Transferred Receivables are sometimes referred to in this Agreement as the "Transferred Receivables."

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE
                          -----------------------------

          SECTION 2.1. Calculation of Purchase Price.

          (a) On or before each Settlement Date, Buyer shall, or shall cause Servicer to: (i) submit to Seller a report (each, a "Sale Report"), signed by a Responsible Officer, dated as of such Settlement Date and in such detail as Seller reasonably may require, with respect to Buyer's purchases of Subsequently Transferred Receivables from Seller (and, if applicable, Buyer's purchase of the Initially-Sold Percentage Ownership Interest and Buyer's acceptance of the Initially-Contributed Percentage Ownership Interest) made during the immediately preceding Accounting Period; and (ii) record the net increase or decrease in the Buyer Note and compute the amount of interest thereon which is then accrued and unpaid.

          (b) The Initial Purchase Price to be paid by Buyer for its purchase from Seller on the Closing Date of the Initially-Sold Percentage Ownership Interest pursuant to Section 1.1 shall be determined, subject to Section 1.1(e), in accordance with the following formula, applied mutatis mutandis:

            IPP   =     AB x ISPOI x PPP;

            where:

            IPP   =     the aggregate Initial Purchase Price;

            AB    =     the   aggregate   Account   Balance  of  the   Initially
                        Transferred Receivables, calculated as the sum of the Account Balance (as of the close of business on the Initial Cut-Off Date, subject to Section 1.1(e)) of each
                        Initially Transferred Receivable;

            ISPOI =     the Initially-Sold Percentage Ownership Interest; and

            PPP   =     the  "Purchase Price  Percentage"  applicable  to  the
                        Initially   Transferred   Receivables,   as   determined
                        pursuant to Section 2.2.

          (c) On each day when Subsequently Transferred Receivables are purchased by Buyer from Seller pursuant to Section 1.2, the Subsequent Purchase Price to be paid to Seller on such respective day for the Subsequently Transferred Receivables that are to be sold by Seller on such day shall be determined in accordance with the following formula:

            SPP   =     AB x PPP;

            where:

            SPP   =     the   aggregate   Subsequent  Purchase  Price   for  the
                        Subsequently Transferred Receivables to be purchased from Seller on such day;



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

            AB    =     the   aggregate   Account   Balance  of the Subsequently
                        Transferred  Receivables  that  are to be purchased from
                        Seller on such day, calculated as the sum of the Account
                        Balance  (as of the time  of the respective Subsequently
                        Transferred   Receivable's   sale   to  Buyer)  of  each
                        Subsequently Transferred Receivable to be purchased from Seller on such day; and

            PPP   =     the   "Purchase  Price  Percentage"  applicable  to  the
                        Subsequently Transferred Receivables to be purchased on such day, as determined pursuant to Section 2.2.

          SECTION 2.2. Definitions and Calculations Related to Purchase Price Percentage.

          (a) The Purchase Price Percentage for Transferred Receivables to be sold by Seller on any day during a Settlement Period shall mean the percentage determined in accordance with the following formula (in the case of the Initially-Sold Percentage Ownership Interest, subject to Section 1.1(e) and applied, mutatis mutandis):

            PPP   =     100% - (LR + PDRR);

            where:

            PPP   =     the  Purchase  Price  Percentage  in effect  during such
                        Settlement Period;

            LR    =     the Loss Ratio (expressed as a percentage)  determined
                        on the Settlement Date with respect to the immediately preceding Accounting Period; and

            PDRR  =     the  Purchase  Discount  Reserve  Ratio  (expressed as a
                        percentage) in effect during such Settlement Period, as determined on such day pursuant to subsection (b) below.

The Purchase Price Percentage, the Loss Ratio and the Purchase Discount Reserve Ratio shall be recomputed by Buyer, or at Buyer's direction by Servicer, on each date (each, a "Report Date") that is a Business Day that is three (3) Business Days prior to a Settlement Date, in each case as of the end of the then most recently ended Accounting Period (the "Cut-Off Date"), and shall become effective on such Settlement Date.

          (b) The "Purchase Discount Reserve Ratio" for Transferred Receivables to be sold on any day during a Settlement Period shall mean a percentage determined in accordance with the following formula:

            PDRR  =     (DSO/360 x RR) + PD;

            where:

            PDRR  =     the  Purchase  Discount  Reserve Ratio in  effect during
                        such Settlement Period;

            DSO   =     the   Days   Sales  Outstanding  during  the  Accounting
                        Period most recently ended prior to the first day of such Settlement Period;

            RR    =     the Reference Rate in effect on such Report Date; and

            PD    =     a profit discount equal to 0.25%.

          SECTION 2.3. Calculation of Initially-Sold Percentage Ownership Interest. The Initially-Sold Percentage Ownership Interest shall be calculated as the ratio (expressed as a percentage and rounded to two decimal places), the numerator of which is the dollar amount that Seller specifies in the Seller Assignment Certificate for purposes of this calculation, and the denominator of which is the aggregate Account Balance of all Initially Transferred Receivables, also as specified in the Seller Assignment Certificate. It is understood and agreed that, as provided in Section 1.1(a), Seller is selling to Buyer and Buyer is purchasing from Seller an undivided percentage ownership interest (in the specific percentage determined under the preceding sentence) in the entire pool of Initially Transferred Receivables, rather than purchasing a 100% ownership interest in specific Receivables included within said pool, and that, as provided in Section 1.1(b), Seller is contributing to Buyer, and Buyer is acquiring from Seller, the balance of such entire ownership interest in said entire pool of Initially Transferred Receivables.


                                  ARTICLE III

                   PAYMENT OF PURCHASE PRICE; SERVICING, ETC.
                   ------------------------------------------

          SECTION 3.1. Purchase Price Payments.

          (a) On the Closing Date, on the terms and subject to the conditions of this Agreement, Buyer shall pay to Seller the Initial Purchase Price for the Initially-Sold Percentage Ownership Interest purchased by Buyer on the Closing Date, pursuant to Section 1.1, by Buyer issuing the Buyer Note to Seller in an initial principal amount equal to the Initial Purchase Price.

          (b) On the Business Day following each day on which any Subsequently Transferred Receivables are purchased by Buyer pursuant to Section 1.2, on the terms and subject to the conditions of this Agreement Buyer shall pay to Seller the Subsequent Purchase Price for the Subsequently Transferred Receivables purchased by Buyer on such day, by Buyer: (i) making a cash payment to Seller in the amount of such Subsequent Purchase Price to the extent that Buyer has cash available to make the payment pursuant to Section 3.3; and (ii) if the Subsequent Purchase Price to be paid for such Subsequently Transferred Receivables exceeds the amount of any cash actually paid for the account of Seller on such day pursuant to the preceding clause (i), by automatically increasing the principal amount outstanding under the Buyer Note by the amount of the excess (unless, at the option of Seller and as evidenced by notice from Seller to Servicer, such excess shall be considered to have been contributed to Buyer by Seller as an additional capital contribution).

          (c) Seller agrees that, prior to the Buyer Note Maturity Date (as defined below), Buyer shall be required to make payments in respect of the payment obligations evidenced by the Buyer Note only to the extent that Buyer has cash available under Section 3.3.

          SECTION 3.2. The Buyer Note.

          (a) Effective as of the Closing Date, Buyer shall issue to Seller a promissory note, substantially in the form of Exhibit A, payable to Seller (such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Sale Documents, being herein called the "Buyer Note"). The initial principal amount of the Buyer Note shall be in an amount equal to the Initial Purchase Price, and shall be specified in the Seller Assignment Certificate. "Sale Document" shall mean any of this Agreement, the Buyer Note or any other instrument or agreement executed and delivered by Seller or Buyer to the other of them in connection therewith relating to the transactions referenced in Article I.

          (b) The Buyer Note shall be payable in full on the date (the "Buyer Note Maturity Date") that is one year and one day after the Purchase Termination Date. Except as otherwise provided in the Buyer Note, the Buyer Note shall bear interest at a rate per annum equal to the rate publicly announced by the Referral Agent from time to time as the Reference Rate, as determined as of each applicable Cut-Off Date. The obligations of Buyer under the Buyer Note shall be subordinated to all obligations of Buyer to Second Step Purchaser under the Purchase Agreement, and no payments shall be permitted to be made by Buyer under the Buyer Note until Second Step Purchaser has no remaining enforceable claims against Buyer (other than inchoate indemnity obligations and, if the Net Investment is not zero, claims to the Buyer's Allocation of Collections in the event that any written-off Receivables ultimately are collected (collectively, the "Contingent Future Claims")); provided that payments (including prepayments) of principal and interest may be made in accordance with Section 3.3 if, after giving effect to such payment, no Termination Event or Potential Termination Event would occur or be continuing. The obligations of Buyer to Seller under the Buyer Note shall not constitute a claim against Buyer in the event that Buyer has insufficient funds to satisfy the obligation unless all obligations of Buyer to Second Step Purchaser under the Purchase Agreement have been paid in full (except for Contingent Future Claims) and any period during which a trustee or receiver of Buyer or Buyer's assets could recover any such payments has expired. Prepayments and repayments may be made without any premium or penalty.

          (c) Seller agrees that Servicer (or its designee) shall hold the Buyer Note for the benefit of Seller and shall make all appropriate recordkeeping entries with respect to the Buyer Note or otherwise to reflect the payments of principal and interest on, and adjustment to, the Buyer Note. Servicer's Records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Buyer Note at any time. Seller hereby irrevocably authorizes Servicer to mark the Buyer Note "CANCELLED" and return it to Buyer upon the final payment thereof. This subsection shall not limit Seller's right under the Buyer Note to grant a security interest in (or to otherwise pledge) the Buyer Note, except insofar as this subsection precludes the ability to perfect such security interest or pledge by possession of the Buyer Note.

          SECTION 3.3. Application of Collections and Other Funds. Buyer and Seller acknowledge and agree that, as between Seller and Buyer, Buyer shall have the right to receive and retain for its own benefit any and all proceeds (including, without limitation, any and all Collections) with respect to Transferred Receivables; provided, however, that Buyer shall have no right to any amounts held in trust by Servicer in accordance with the Purchase Agreement. If, on any day, Buyer receives any amounts as set forth in the preceding sentence, or receives any amounts from Second Step Purchaser as Reinvestments (or as increases in the Net Investment) under the Purchase Agreement, Buyer shall apply such funds as follows:

          (a) first, (i) to pay Buyer's existing expenses, (ii) to set aside funds for the payment of expenses that are then accrued and (iii) to set aside a reserve against future expenses (in such amount as Buyer reasonably may determine consistent with sound practices); provided that, if the Purchase Agreement is then in effect, such payments and set asides shall be permitted only to the extent such existing, accrued or future expenses are permitted to exist under Section 9.02 of the Purchase Agreement;

          (b)  second,  to pay the Subsequent  Purchase Price in accordance with
               Section 3.1(b) for Subsequently Transferred Receivables purchased by Buyer from Seller on the next preceding Business Day;

          (c) third, to repay amounts owed by Buyer to Seller under the Buyer Note;

          (d) fourth, to the extent requested by Seller and approved by Buyer from time to time, to loan amounts to Seller; and

          (e) fifth, to the extent approved by Buyer from time to time, to declare and pay dividends to Seller to the extent permitted by Law and the Sale Documents.

          SECTION 3.4. Servicing of Receivables.

          (a) Consistent  with the intent of Seller and Buyer that,  pursuant to
Article I, Buyer is acquiring the entire 100% ownership interest in and to the Transferred Receivables (the "Ownership Interest"), as between the parties to this Agreement Buyer shall have the sole right to service, administer and collect the Transferred Receivables and to assign any such right and to delegate any such right to others. Without limiting the generality of Section 10.10, Seller hereby acknowledges and agrees that Buyer shall assign to Second Step Purchaser certain or all such rights and interests of Buyer hereunder, and Seller hereby agrees to cooperate fully with Buyer and Second Step Purchaser in the exercise of such rights and interests.

          (b) At Second Step Purchaser's written request (as assignee of Buyer's rights hereunder), Seller will (A) assemble all of the Records that are necessary or appropriate to collect the Transferred Receivables, and shall make the same available to Second Step Purchaser at one or more places selected by Second Step Purchaser or its designee, and (B) permit, upon not less than two Business Days' prior written notice, any successor Servicer and its agents, employees and assignees reasonable access to Seller's respective facilities and Seller's respective Records for purposes related to the Sale Documents and the transactions contemplated thereunder.

          SECTION 3.5. Monthly Calculations. For ease of computation, Buyer and Seller agree that the daily payments and adjustments to the balance of the Buyer Note shall occur automatically and without a requirement for immediate computation, and that Servicer only shall be required to reconcile the amounts of the foregoing payments on a monthly basis on each Report Date.

          SECTION 3.6. Certain Buyer Obligations under Purchase Agreement.

          (a)  Seller  and Buyer  acknowledge  and  agree  that  certain  events specified in Section 5.03(c) of the Purchase Agreement would result in there being deemed collections of Transferred Receivables pursuant to that agreement and that, in certain cases, as between Seller and Buyer such event may be due to Seller's failure to have conveyed Transferred Receivables free from any of the circumstances referenced in subsection (b), below. In the event any such circumstance shall exist, then Seller shall be liable to Buyer in the amount of the resulting deemed collection to the extent attributable to such circumstance. In the discretion of Buyer (which shall be subject to the consent of Second Step Purchaser, if during the Regulated Period (as defined in Section 6.1)), such Seller liability shall be satisfied by: (i) requiring Seller to promptly pay such amount to Buyer, in cash; (ii) offsetting such amount against the
Subsequent Purchase Price otherwise payable to Seller for Subsequently Transferred Receivables then (or thereafter) to be purchased pursuant to Section 1.2; (iii) offsetting such amount against the principal amount otherwise then or thereafter payable under the Buyer Note; or (iv) effecting some combination of the foregoing.

          (b) The circumstances under which Seller may have liability under subsection (a) shall include, and be limited to, the following: (i) there shall occur any Dilution with regard to any Transferred Receivable; (ii) the Account Balance of the Initially Transferred Receivables, as detailed in the Seller Assignment Certificate or on Schedule I attached thereto, shall be untrue or incorrect (subject to Section 1.1(e)) as of the Closing Date; and (iii) the Sale Documents shall fail to vest in Buyer, in accordance with this Agreement, the entire right, title and interest of Seller in, to and under any and all Transferred Receivables, free and clear of all Liens in favor of Seller or of any Person claiming through Seller, enforceable against Seller (and against any Person claiming through Seller) in accordance with the terms of the Sale Documents, except insofar as limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws and (y) general principles of equity (whether considered in a suit at law or in equity).

          SECTION 3.7. Payments and Computations, Etc.

          (a) All amounts to be paid by Seller to Buyer under this Agreement shall be paid in accordance with the terms hereof to Buyer no later than Buyer's close of business (or, if Buyer or Servicer notify Seller that such payment is needed in connection with a payment then required to be made by Buyer to Second Step Purchaser, at such earlier time) on the day when due, in Dollars in immediately available funds, to an account that Buyer shall from time to time specify in writing. Payments received by Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment otherwise is scheduled to become due on a day that is not a Business Day, then payment shall become due on the next Business Day (and such extension shall be taken into account in calculating interest). Seller shall, to the extent permitted by Law, pay to Buyer, on demand, interest on all amounts not paid when due hereunder at a rate 2% per annum above the interest rate on the Buyer Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable Law.

          (b) All amounts to be paid by Buyer to Seller under this Agreement or the Buyer Note shall be paid in accordance with the terms hereof or thereof to Seller no later than Seller's close of business on the day when due, in Dollars in immediately available funds, to an account that Seller shall from time to time specify in writing. Payments received by Seller after such time shall be deemed to have been received on the next Business Day. In the event that any payment otherwise is scheduled to become due on a day that is not a Business Day, then such payment shall become due on the next Business Day (and such extension shall be taken into account in calculating interest). Buyer shall, to the extent permitted by Law, pay to Seller, on demand, interest on all amounts not paid when due under this Agreement at a rate 2% per annum above the non-default interest rate on the Buyer Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable Law. Amounts payable by Buyer under this subsection shall be subject to the subordination and payment provisions detailed in Section 3.2(b).

          (c) All computations of interest payable under this Agreement or the Buyer Note shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.


                                   ARTICLE IV

                    CONDITIONS TO CONTRIBUTION AND PURCHASES
                    ----------------------------------------

          SECTION 4.1. Conditions Precedent to Obligations of Buyer. Buyer's obligation to purchase the Initially-Sold Percentage Ownership Interest, to accept the contribution from Seller of the Initially-Contributed Percentage Ownership Interest and to purchase Subsequently Transferred Receivables under this Agreement shall be subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of the Purchase Agreement (other than a condition precedent in the Purchase Agreement relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of Buyer, (ii) the representations and warranties of Seller contained in this Agreement or in any other Sale Document shall be true and correct in all material respects on and as of the respective day of such contribution or sale, with the same effect as though made on and as of such day (except to the extent that such representations and warranties relate solely to an earlier date), and (iii) Buyer shall have received each of the following, each in form and substance satisfactory to Buyer:

          (a) Seller Assignment Certificate. A Seller Assignment Certificate from Seller, in the form of Exhibit B, dated the Closing Date and otherwise duly completed, executed and delivered by Seller to evidence Buyer's acquisition of the Transferred Receivables in accordance with this Agreement (as amended, supplemented or otherwise modified from time to time by Seller with the consent of Buyer, the "Seller Assignment Certificate");

          (b) Resolutions. A copy of the resolutions of the Board of Directors of Seller approving this Agreement and the other Sale Documents to be delivered by Seller, and the transactions contemplated hereby and thereby, and addressing such other matters as may be required by Buyer, certified by a Responsible Officer of Seller as of a recent date acceptable to Buyer;

          (c) Good Standing Certificates. Good standing certificates for Seller, issued as of recent dates, issued by the Secretary of State of: (i) the jurisdiction of Seller's incorporation; and
               (ii) each other state, if any, in which Seller maintains its chief executive office or principal accounting office;

          (d) Incumbency Certificate. A certificate of a Responsible Officer of Seller certifying, as of a recent date reasonably acceptable to Buyer, the names and true signatures of those Responsible Officers of Seller who are authorized on Seller's behalf to sign the Sale Documents to be delivered by Seller (and stipulating that Buyer, Second Step Purchaser and Servicer may conclusively rely on such certificate until such time as Buyer shall receive from Seller, with a copy to Second Step Purchaser and Servicer, a revised certificate meeting the requirements of this subsection);

          (e) Financing Statements, Etc. Evidence satisfactory to Buyer of the completion of all recordings, registrations and filings as may be necessary or, in the opinion of Buyer, desirable, to evidence or perfect the Ownership Interest to be acquired by Buyer hereunder, including:

                    (i) acknowledgment  copies of proper financing statements on
               Form UCC-1 filed on or prior to the Closing Date, naming Seller as debtor and/or assignor and Buyer as secured party and/or assignee, or such other similar instruments or documents as may be necessary or, in the opinion of

               Buyer, advisable, under Revised UCC Article 9, as in effect in New York, or under any comparable Law of all appropriate jurisdictions, to evidence or perfect the Ownership Interest; and

                    (ii) evidence of searches  satisfactory to Buyer listing all effective financing statements which name Seller as debtor and/or assignor in the jurisdictions in which filings are made pursuant to subsection (i) above, together with copies of such financing statements, none of which shall cover any Transferred Receivables or the related Contracts;

          (f) Other Transaction Documents. Original copies, executed by each party thereto (other than Buyer), in such reasonable number as shall be specified by Buyer, of this Agreement, each of the other Sale Documents (other than the Buyer Note) to be executed and delivered in connection herewith, and the Purchase Agreement (collectively, with the Buyer Note, the "Transaction Documents"); and

          (g) Senior Credit Facility. Evidence (in form and substance satisfactory to Buyer, whose approval is conditioned upon the approval of Second Step Purchaser) that the senior credit facility established by JPMorgan Chase Bank and certain other lenders in favor of Seller (the "Seller Credit Agreement") permits the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          SECTION 4.2. Conditions Precedent to Obligations of Seller. Seller's obligation to sell the Initially-Sold Percentage Ownership Interest, to contribute the Initially-Contributed Percentage Ownership Interest and to sell Subsequently Transferred Receivables under this Agreement shall be subject to the conditions precedent that (i) the representations and warranties of Buyer contained in this Agreement or in any other Sale Document shall be true and correct in all material respects on and as of the respective day of such contribution or sale, with the same effect as though made on and as of such day (except to the extent that such representations and warranties relate solely to an earlier date), and (ii) Seller shall have received each of the following, each (unless otherwise indicated) dated the Initial Contribution Date and each in form and substance satisfactory to Seller:

          (a) Resolutions. A copy of the resolutions of the Board of Directors of Buyer approving this Agreement and the other Sale Documents to be delivered by Buyer, and the transactions contemplated hereby and thereby, and addressing such other matters as may be required by Seller, certified by a Responsible Officer of Buyer as of a recent date acceptable to Seller;

          (b) Good Standing Certificates. Good standing certificate for Buyer, issued as of a recent date by the Secretary of State of: (i) the jurisdiction of Buyer's incorporation; and (ii) each other state, if any, in which Buyer maintains in chief executive office or principal accounting office;

          (c) Incumbency Certificate. A certificate of a Responsible Officer of Buyer certifying, as of a recent date reasonably acceptable to Seller, the names and true signatures of those Responsible Officers of Buyer who are authorized on Buyer's behalf to sign the Sale Documents to be delivered by Buyer (and stipulating that Seller may conclusively rely on such certificate until such time as Seller shall receive from Buyer a revised certificate meeting the requirements of this subsection);

          (d) Other Transaction Documents. Original copies, executed by each party thereto (other than Seller), in such reasonable number as shall be specified by Seller, of this Agreement, each of the other Sale Documents (other than the Buyer Note) to be executed and delivered in connection herewith, and the Purchase Agreement (collectively, with the Buyer Note, the "Transaction Documents");

          (e)  Buyer Note. The Buyer Note, executed and delivered by Buyer; and

          (f) Senior Credit Facility. Evidence (in form and substance satisfactory to Seller) that the Seller Credit Agreement permits the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          SECTION 4.3. Certification as to Representations and Warranties.

          (a) Seller (by its contribution of the Initially-Contributed Percentage Ownership Interest to Buyer, and Seller's acceptance of the Initial Purchase Price respecting the Initially-Sold Percentage Ownership Interest sold to Buyer, and thereafter by Seller's acceptance of the Subsequent Purchase Price respecting its sale of any Subsequently Transferred Receivables to Buyer) shall be deemed to have certified on such respective day of contribution or acceptance that Seller's representations and warranties contained in Section 5.1 are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (except to the extent that such representations and warranties relate solely to an earlier date).

          (b) Buyer (by its acceptance of the Initially-Contributed Percentage Ownership Interest from Seller, and Buyer's payment of the Initial Purchase Price respecting the Initially-Sold Percentage Ownership Interest purchased from Seller, and thereafter by Buyer's payment of the Subsequent Purchase Price respecting its purchase of any Subsequently Transferred Receivables) shall be deemed to have certified on such respective day of acceptance or payment that Buyer's representations and warranties contained in Section 5.2 are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (except to the extent that such representations and warranties relate solely to an earlier date).

          SECTION 4.4. Conveyance Effective. Upon (x) the contribution by Seller and acceptance by Buyer of the Initially-Contributed Percentage Ownership Interest and the payment by Buyer of the Initial Purchase Price (by its issuance, and Seller's acceptance, of the Buyer Note pursuant to Section 3.2(a)) for the Initially-Sold Percentage Ownership Interest, and (y) the payment by Buyer of the Subsequent Purchase Price (whether by payment in cash or by an increase in the principal amount outstanding under the Buyer Note pursuant to
Section 3.1) for any Subsequently Transferred Receivable, title to such respective Transferred Receivable shall vest in Buyer, whether or not the conditions precedent under this Agreement to such purchase or contribution were in fact satisfied; provided, however, that neither party hereto shall be deemed to have waived any claim it may have under this Agreement for the failure by the other party hereto in fact to satisfy any such condition precedent.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          SECTION 5.1. Representations and Warranties of Seller. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby makes the representations and warranties set forth in this Section at the times and to the extent set forth in Section 4.3(a):

          (a) Organization and Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Seller is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Transferred Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition.

          (b) Authorization. Seller has the corporate power and authority to execute and deliver the Sale Documents, to convey the Transferred Receivables to Buyer as contemplated by this Agreement, and to perform its obligations hereunder and thereunder.

          (c) Execution and Binding Effect. Each of the Sale Documents to which Seller is a party has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller that is enforceable against Seller in accordance with its terms, except insofar as limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws and (y) general principles of equity (whether considered in a suit at law or in equity). This Agreement, together with the Seller Assignment Certificate when executed and delivered, constitutes a legal, valid and binding assignment by Seller of the Transferred Receivables purported to be conveyed hereby or thereby, that is enforceable against Seller in accordance with the terms hereof and thereof, except insofar as limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws and (y) general principles of equity (whether considered in a suit at law or in equity), which will vest absolutely and unconditionally in Buyer, in accordance with this Agreement, the Ownership Interest in the Transferred Receivables purported to be assigned hereby, subject to no Liens whatsoever except as may arise under this Agreement or the Purchase Agreement or otherwise be permitted under the Purchase Agreement. Upon the filing of the financing statements required under Section 4.1(e)(i), the Ownership Interest to be acquired by Buyer in the Transferred Receivables will be perfected under Revised UCC Article 9, as in effect in New York or any other applicable jurisdiction, prior to and enforceable against all creditors of and purchasers from Seller and all other Persons whatsoever who may claim through Seller except insofar as limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws and (y) general principles of equity (whether considered in a suit at law or in equity).

          (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of Seller, advisable in connection with Seller's execution and delivery of this Agreement or the other Sale Documents, Seller's consummation of the transactions herein or therein contemplated or Seller's performance of or the compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that Buyer will have its Ownership Interest in and to the Transferred Receivables purported to be conveyed hereby or thereby perfected and prior to all other Liens (including competing ownership interests) as contemplated by this Agreement, other than the filing of financing statements under the Uniform Commercial Code in the jurisdictions required under Section 4.1(e)(i).

          (e) Absence of Conflicts. Neither Seller's execution and delivery of this Agreement or the other Sale Documents, nor its consummation of the transactions herein or therein contemplated, nor its performance of or the compliance with the terms and conditions hereof or thereof, will (i) violate any Law applicable to it or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of Seller or (B) any material agreement or instrument, including, without limitation, any and all material indentures, debentures, loans or other agreements, to which Seller is a party or to or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

          (f) Location of Chief Executive Office, Etc. As of the Closing Date, Seller's Chief Executive Office is located at 560 Lexington Avenue, New York, New York 10022. As of the Closing Date, Seller (i) has only the Affiliates identified on Exhibit D to the Purchase Agreement, and (ii) has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy) within the past ten (10) years.

          (g) No Termination Event. Except as disclosed to Buyer and Second Step Purchaser from time to time during the Regulated Period in accordance with
Section 6.2(c), no event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (h) Accurate and Complete Disclosure. No information, whether written or oral, furnished by Seller to Buyer, Servicer or Second Step Purchaser pursuant to or in connection with this Agreement, the Purchase Agreement or any transaction contemplated hereby or thereby contains any untrue statement of a material fact or omits to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

          (i) No Proceedings. There are no proceedings or investigations pending (or, to Seller's knowledge, threatened) before any Official Body (A) asserting the invalidity of the Sale Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Sale Documents, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by Seller or Servicer of its obligations under this Agreement or the Purchase Agreement, or (ii) the validity or enforceability of any Sale Document, the Contracts or any material amount of the Transferred Receivables.

          (j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar Law.

          (k) Financial Condition. The consolidated balance sheets of Seller and its consolidated subsidiaries as at November 4, 2001 and their related consolidated statements of income and shareholders' equity for their fiscal year then ended, certified by Seller's independent public accountants, copies of which have been furnished to Buyer, fairly present the consolidated financial position of Seller and its consolidated subsidiaries as at such date and the consolidated results of their operations of Seller for the period ended on such date, all in accordance with GAAP. As of the Closing Date, there has been no material adverse change in the consolidated financial condition, business or operations of Seller and its consolidated subsidiaries, or in Seller's ability to perform its obligations under this Agreement or the Purchase Agreement, since the end of the fiscal year referenced in the preceding sentence.

          (l) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and, to Seller's knowledge, no threat by any Person has been made to attempt to obtain any such decision that would prevent, Seller from conducting a significant part of its business operations, and no litigation, investigation or proceeding of the type referred to in Section 5.1(i) exists.

          (m) Margin Regulations. No use of funds acquired by Seller under this Agreement will conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified, if and to the extent applicable thereto.

          (n) Eligible Receivables. On the Closing Date, in the case of the Initially Transferred Receivables, and on the date of each purchase of Subsequently Transferred Receivables, each such Transferred Receivable then being conveyed from Seller to Buyer is an Eligible Receivable, unless otherwise so identified to Buyer (and, if during the Regulated Period, Second Step
Purchaser) by Seller (or by Servicer). On the date of each Sale Report that identifies a Transferred Receivable as an Eligible Receivable, such Transferred Receivable is an Eligible Receivable unless otherwise so identified to Buyer (and, if during the Regulated Period, Second Step Purchaser) by Seller (or by Servicer).

          (o) No Liens. Immediately prior to the transfer of each Transferred Receivable from Seller to Buyer pursuant to this Agreement (and Second Step Purchaser's purchase, contemporaneously with such transfer to Buyer, of a Participation Interest in the related Purchased Receivable pursuant to the Purchase Agreement), Seller owned such Transferred Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, free and clear of any Lien (other than Permitted Liens).

          SECTION 5.2. Representations and Warranties of Buyer. In order to induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties set forth in this Section at the times and to the extent set forth in Section 4.3(b):

          (a) Organization and Qualification. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation. Buyer is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership of its properties or the nature of its activities, or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its business, operations, properties or financial condition.

          (b) Authorization. Buyer has the corporate power and authority to execute and deliver the Sale Documents, to accept Seller's conveyance of the Transferred Receivables as contemplated by this Agreement, and to perform its obligations hereunder and thereunder.

          (c) Execution and Binding Effect. Each of the Sale Documents to which Buyer is a party has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer that is enforceable against Buyer in accordance with its terms, except insofar as limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws and (y) general principles of equity (whether considered in a suit at law or in equity).

          (d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or, in the opinion of Buyer, advisable in connection with Buyer's execution and delivery of this Agreement or the other Sale Documents, Buyer's consummation of the transactions herein or therein contemplated or Buyer's performance of or the compliance with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that Buyer will have its Ownership Interest in and to the Transferred Receivables purported to be conveyed hereby or thereby perfected and prior to all other Liens (including competing ownership interests) as contemplated by this Agreement, other than the filing of financing statements under the Uniform Commercial Code in the jurisdictions required under Section 4.1(e)(i).

          (e) Absence of Conflicts. Neither Buyer's execution and delivery of this Agreement or the other Sale Documents, nor its consummation of the transactions herein or therein contemplated, nor its performance of or the compliance with the terms and conditions hereof or thereof, will (i) violate any Law applicable to it or (ii) conflict with or result in a breach of or a default under (A) the certificate of incorporation or by-laws of Buyer or (B) any material agreement or instrument, including, without limitation, any and all material indentures, debentures, loans or other agreements, to which Buyer is a party or to or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound.

          (f) No Proceedings. There are no proceedings or investigations pending (or, to Buyer's knowledge, threatened) before any Official Body (A) asserting the invalidity of the Sale Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Sale Documents, or (C) seeking any determination or ruling that could materially and adversely affect (i) the performance by Buyer or Servicer of its obligations under this Agreement or the Purchase Agreement, or (ii) the validity or enforceability of any Sale Document, the Contracts or any material amount of the Transferred Receivables.

          (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar Law.

          (h) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and, to Buyer's knowledge, no threat by any Person has been made to attempt to obtain any such decision that would prevent, Buyer from conducting a significant part of its business operations, and no litigation, investigation or proceeding of the type referred to in Section 5.2(f) exists.


                                   ARTICLE VI

                           GENERAL COVENANTS OF SELLER
                           ---------------------------

          SECTION 6.1. Affirmative Covenants. From and after the Closing Date and until the first day, following the Purchase Termination Date, on which all obligations of Seller shall have been fully paid and performed and Second Step Purchaser's Net Investment in the Participation Interest shall have been reduced to zero and all other amounts accrued and owing to Second Step Purchaser by Buyer under the Purchase Agreement have been paid in full (the "Regulated Period"), unless each of Second Step Purchaser and Buyer shall otherwise give its prior written consent, Seller hereby agrees that it will perform the covenants and agreements set forth in this Section:

          (a) Preservation of Corporate Existence. Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could materially adversely affect (i) the interests of Buyer hereunder or of Second Step Purchaser under the Purchase Agreement or (ii) the ability of Seller or Servicer to perform their respective obligations hereunder or under the Purchase Agreement.

          (b) Compliance With Laws. Seller shall comply in all material respects with all Laws applicable to Seller, its business and properties, and the Transferred Receivables.

          (c) Enforceability of Obligations. Seller shall ensure that, with respect to each Transferred Receivable, the obligation of any related Obligor to pay the Account Balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor, except (i) as otherwise permitted by Section 6.3(d) or by the Purchase Agreement, (ii) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, and (iii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (d) Receivables Reviews. Seller shall, subject to the next sentence, permit Buyer and Second Step Purchaser and their respective agents or representatives, at the reasonable expense of Seller, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of Seller relating to the Transferred Receivables, and (ii) to visit the offices and properties of Seller for the purpose of examining the materials described in clause (i) above, and to discuss matters relating to any such Transferred Receivables of Seller or Seller's performance hereunder with any of the Responsible Officers of Seller or, with the prior consent of a Responsible Officer of Seller, with employees of Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein called a "Seller Receivables Review"). Buyer and Second Step Purchaser shall be entitled to conduct Seller Receivables Reviews whenever either of them, in its reasonable judgment, deems it appropriate; provided that, unless a Termination Event or Potential Termination Event has occurred and is then continuing: (x) Buyer or Second Step Purchaser (or its respective agent or representative) shall give Seller at least five Business Days' prior written notice of any Seller Receivables Review; (y) each of Buyer and Second Step Purchaser shall have the right to request a Seller Receivables Review not more than twice in any calendar year; and (z) to the extent reasonably practicable, Buyer and Second Step Purchaser shall coordinate such reviews to minimize the disruption and expense to Seller.

          (e) Books and Records. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate Records evidencing the Transferred Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all such Transferred Receivables (including, without limitation, Records adequate to permit the identification of all Collections and adjustments to each existing Transferred Receivable) at its Chief Executive Office, except that any Records may be stored at other locations to the extent temporary location elsewhere is necessary in connection with litigation, repossession, other collection activities or other usual business purposes.

          (f) Fulfillment of Obligations. Seller will duly observe and perform, or cause to be observed or performed, all obligations and undertakings on its part to be observed and performed under or in connection with the Transferred Receivables, including its obligations as Servicer, and, except as otherwise permitted under this Agreement or the Purchase Agreement, will do nothing to impair the rights, title and interest of Buyer in and to the Ownership Interest or of Second Step Purchaser in and to its Participation Interest.

          (g) Customer List. Unless Servicer has done so: (i) Seller shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Transferred Receivables, including the name, address, telephone number and account number of each such Obligor; and (ii) Seller shall deliver or cause to be delivered a copy of such list to Buyer as soon as practicable following Buyer's request.

          (h) Copies of Reports, Filings, Opinions, etc. Unless Servicer has done so, Seller shall forward to Buyer copies of: (i) all press releases, proxy statements, financial statements, reports and other communications which Seller sends to its security holders generally or sends in the ordinary course to any nationally recognized statistical rating agency; (ii) all regular, periodic and special reports which Seller files with the Securities and Exchange Commission or with any securities exchange or commission; and (iii) all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which Seller files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the Department of Labor, or which Seller receives therefrom.

          (i) Total Systems Failure. Unless Servicer has done so, Seller shall promptly notify Buyer of any total systems failure and advise Buyer of the estimated time required to remedy such total systems failure and of the estimated date on which a Sale Report can be delivered. Until a total systems failure is remedied, Seller (unless Servicer has done so) shall (i) furnish to Buyer such periodic status reports and other information relating to such total systems failure as Buyer may reasonably request and (ii) promptly notify Buyer if Seller believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Sale Report can be delivered. Unless Servicer has done so, Seller shall promptly notify Buyer when a total systems failure has been remedied.

          (j) Treatment of Purchase. For accounting purposes, Seller shall treat the conveyance of the Initially-Sold Percentage Ownership Interest and of all Subsequently Transferred Receivables made under this Agreement and the Seller Assignment Certificate as a sale thereof. Seller shall also maintain its Records and books of account in a manner which clearly reflects the contribution or sale, as the case may be, of all Transferred Receivables to Buyer and Buyer's Ownership Interest therein. Further, Seller shall prepare its annual and quarterly financial statements in accordance with GAAP (subject, in the case of quarterly financial statements, to year-end audit adjustment and the absence of notes other than as provided in the next sentence). Any annual, quarterly and other financial statement of Seller that is made publicly available and which is consolidated to include Buyer will contain footnotes stating that (i) Buyer is a separate entity, (ii) Seller has sold or contributed the Transferred Receivables to Buyer and (iii) the assets of Buyer will not be available to Seller or (to the extent applicable) Seller's other subsidiaries, to satisfy their liabilities to their respective creditors, unless Buyer's liabilities to Buyer's own creditors have been paid in full.

          (k) Credit and Collection Policies. Seller will comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable of Seller and the Contract related to each such Receivable.

          (l) Certificates of Title.

               (i) If any amount payable under or in connection with any Transferred Receivable shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be duly endorsed in a manner satisfactory to Buyer and delivered to Buyer or its agent.

               (ii) Seller shall deliver to Buyer any certificate of title or other evidence of ownership issued by the United States or any state or any political subdivision thereof relating to any chattel held as security for any amount payable under or in connection with any Transferred Receivable, with evidence of perfection of the security interest in such property noted thereon, if such notation is required under the Law of the jurisdiction in which such property is located in order to perfect a security interest in such property.

               (iii) If the Contract relating to any Transferred Receivable requires the related Obligor to maintain insurance upon the chattel security relating to such Contract, Seller shall deliver to Buyer all documents or certificates relating to such insurance.

               (iv) Seller shall deliver to Buyer any other document required by the terms of the related Contracts as a condition to the enforcement thereof.

          (m) Separate Corporate Existence of Buyer. Seller hereby acknowledges that Buyer is entering into the transactions contemplated by this Agreement and the Purchase Agreement, and Second Step Purchaser is entering into the transactions contemplated by the Purchase Agreement, in reliance upon, among other things, Buyer's identity as a legal entity separate from Seller and its other Affiliates (each of Seller and its other Affiliates, a "Seller Entity"). Therefore, during the Regulated Period Seller will, and will cause each other Seller Entity to, take all reasonable steps to maintain Buyer's identity as a separate legal entity and to make it manifest to third Persons that Buyer is an entity with assets and liabilities distinct from those of Seller and the other Seller Entities, and that Buyer is not a division of Seller or any other Seller Entity. Without limiting the foregoing and in addition to and consistent with the other covenants contained in this Agreement and those contained in the Purchase Agreement, at all times during the Regulated Period Seller shall:

               (i)  cooperate  with Buyer to ensure  that any and all  full-time employees of Buyer identify themselves as such and not as employees of any Seller Entity (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Buyer's employees);

               (ii) to the extent any employee, consultant or agent of Buyer is also an employee, consultant or agent of any Seller Entity, allocate the compensation of such employee, consultant or agent between Buyer and such Seller Entity on a basis which reflects the services rendered to Buyer and such Seller Entity;

               (iii) allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Buyer and any Seller Entity on a reasonable basis consistent with GAAP;

               (iv) ensure that at least one member of Buyer's Board of Directors (an "Independent Director") is not (A) a director, officer or employee of any Seller Entity, (B) a person related to any officer or director of any Seller Entity, (C) a holder (directly or indirectly) of more than 5% of any voting securities of any Seller Entity, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of any Seller Entity;

               (v) cooperate with Buyer to ensure that all corporate actions of Buyer are duly authorized by vote of Buyer's Board of Directors in accordance with Buyer's certificate of incorporation and by-laws;

               (vi) cooperate with Buyer to ensure that Buyer's books and Records are maintained separate from those of any Seller Entity and that such Records are maintained by Buyer in a location clearly identified (by signage or otherwise) as allocated solely to Buyer;

               (vii) cooperate with Buyer to ensure that Buyer prepares its financial statements separately from those of Seller or any other Seller Entities, and ensure that any publicly available consolidated financial statements of Seller that include Buyer have a footnote clearly stating that Buyer is a separate corporate entity and that Buyer's assets will be available first to satisfy the claims of Buyer's own creditors;

               (viii) except as specifically otherwise provided in this Agreement or in the Purchase Agreement, not commingle funds or other assets of Seller or any other Seller Entity with those of Buyer and not maintain bank accounts or other depository accounts of Seller or any other Seller Entity to which Buyer is an account party, into which Buyer makes deposits or from which Buyer has the power to make withdrawals;

               (ix) ensure that Buyer is obligated to reimburse any Seller Entity which pays any of Buyer's operating expenses; and

               (x) not permit Buyer to be named as an insured on the insurance policy covering the property of any Seller Entity except and only to the extent that such policy also covers property of Buyer, or enter into an agreement with the holder of such policy whereby, in the event of a loss in connection with such property, proceeds are paid to Buyer.

          (n) Payment Instructions to Obligors. Seller will direct all Obligors (or their paying agent) to submit all payments on account of Transferred Receivables either (i) to one of the Permitted Lockboxes maintained at the Permitted Lockbox Banks for deposit in a Lockbox Account or (ii) directly to one of the Lockbox Accounts.

          (o) Segregation of Collections. Seller shall use reasonable efforts to minimize the deposit of any funds other than Collections into any of the Lockbox Accounts. To the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, Seller shall promptly identify any such funds, or shall cause the funds to be so identified, to Buyer, Servicer and Second Step Purchaser (following which notice, Buyer shall be obligated to promptly return, or cause the return of, all such extraneous funds to Seller).

          (p) Identification of Eligible Receivables. Seller will establish and maintain such procedures as are necessary for determining, no less frequently than each Business Day on which any Subsequently Transferred Receivable to be sold by Seller to Buyer on such day in accordance with Section 1.2, whether a particular Subsequently Transferred Receivable to be sold on any such respective day qualifies as an Eligible Receivable, and for identifying, on any such
Business Day, all Subsequently Transferred Receivables to be sold to Buyer on that date in accordance with Section 1.2 that are not Eligible Receivables.
Seller will notify Buyer (i) in the case of the Initially Transferred Receivables, on or prior to the Closing Date, and (ii) in the case of each Subsequently Transferred Receivable, on or prior to the date of conveyance of such Receivable from Seller to Buyer under Section 1.2, in the event such Transferred Receivable will not, to Seller's knowledge, be an Eligible Receivable as of the date of such conveyance.

          (q) Ownership of Buyer Stock. Seller will own the outstanding capital stock of Buyer free of any Liens, other than (i) Liens granted to the lenders and bank agents under, and in connection with, the Seller Credit Agreement and
(ii) Permitted Liens.

          SECTION 6.2. Reporting Requirements. During the Regulated Period, Seller agrees that (unless Servicer has done so) Seller will, unless Buyer and Second Step Purchaser shall otherwise consent in writing, furnish to Buyer and Second Step Purchaser:

          (a) Financial Statements. as soon as practicable and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Seller, copies of the unaudited consolidated balance sheets of Seller and its consolidated subsidiaries as at the end of such respective fiscal quarter and the unaudited consolidated statements of income and cash flows of Seller and its consolidated subsidiaries, in each case for such respective fiscal quarter and for the period from the beginning of the fiscal year through the end of such fiscal quarter, prepared in accordance with GAAP consistently applied throughout the periods reflected therein (subject to year-end adjustments and the omission of footnotes, except as required under Section 6.1(j)) and certified by a Financial Officer of Seller;

          (b) Annual Financial Statements. as soon as practicable and in any event within 100 days after the end of each fiscal year of Seller, a copy of the audited consolidated balance sheet of Seller and its consolidated subsidiaries as at the end of such fiscal year and the statements of income and cash flows of Seller and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied throughout the periods reflected therein, certified by independent certified public accountants of recognized standing selected by Seller and satisfactory to Buyer;

          (c) Notice of Termination Event. promptly after a Responsible Officer of Seller becomes aware of any Termination Event or Potential Termination Event, written notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Seller;

          (d) Material Adverse Effect. promptly after a Responsible Officer of Seller has knowledge thereof, written notice that describes in reasonable detail any event or occurrence that, individually or in the aggregate for all such events or occurrences, has had, or reasonably could be expected to have, a material adverse effect on Seller's business, operations, properties or financial condition;

          (e)  Proceedings.  as soon as possible,  and in any event within three
(3) Business Days after a Responsible Officer of Seller has knowledge thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.1(i) not previously disclosed to Buyer and (ii) any judgment, settlement or other final disposition with respect to any such previously disclosed litigation, investigation or proceeding; and

          (f) Other. promptly, from time to time, (i) such other information, documents, records or reports respecting the Transferred Receivables or (ii) such other publicly available information respecting the operations or financial condition of Seller, in each case as Buyer or Second Step Purchaser may from time to time reasonably request in order to protect the interests of Buyer or Second Step Purchaser under or as contemplated by this Agreement.

          SECTION 6.3. Negative Covenants. During the Regulated Period, unless Buyer and Second Step Purchaser shall otherwise give prior written consent, Seller hereby agrees that it will perform the covenants and agreements set forth in this Section 6.3:

          (a) Statementing for and Treatment of Transferred Receivables. Seller will not prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Receivables to Buyer.

          (b) Sales, Etc., of Receivables. Except as contemplated by this Agreement or the Purchase Agreement, prior to the Purchase Termination Date Seller will not sell or contribute, or otherwise transfer, convey or assign, with or without recourse, any Receivables, or permit any of its subsidiaries (other than Buyer) to do so.

          (c) No Liens. Seller will not cause any of the Transferred Receivables to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale or contribution of the Transferred Receivables to Buyer in accordance with this Agreement, and the Liens created in connection with the transactions contemplated by this Agreement and the Purchase Agreement, and other Permitted Liens.

          (d) Extension or Amendment of Receivables; Change in Credit and Collection Policy or Contracts. Except as permitted under the Purchase Agreement to Seller (in its individual capacity or as the initial Servicer), Seller (in its individual capacity as the seller or contributor of the Transferred Receivables) will not, without the prior written consent of Buyer and Second Step Purchaser (which consent will not be unreasonably withheld): (i) extend, amend or otherwise modify the terms of any such Receivable or related Contract in a manner that reasonably could be expected to have a material adverse effect on Seller's business, operations, properties or financial condition; or (ii) change the terms and provisions of the Credit and Collection Policy in any material respect unless (x) with respect to collection procedures, the change is made with prior written notice to Second Step Purchaser and Buyer and no material adverse effect on Seller's business, operations, properties or financial condition or the collectibility of a material amount of Transferred Receivables would result and (y) with respect to accounting policies relating to Transferred Receivables that have become Defaulted Receivables, the change is made in accordance with GAAP.

          (e) Change in Payment Instructions to Obligors. Seller will not add any bank as a Permitted Lockbox Bank, terminate any bank listed on Schedule 1 as a Permitted Lockbox Bank, change any Lockbox Account listed on Schedule 1, or make any change in its instructions to Obligors regarding payments to be made to Seller or payments to be made to any Permitted Lockbox Bank, unless Buyer and Second Step Purchaser shall have received ten (10) Business Days' prior notice of such addition, termination or change and, with respect to the addition of any Permitted Lockbox Bank, a Lockbox Servicing Agreement executed by such Permitted Lockbox Bank shall have been delivered to Buyer and Second Step Purchaser and become effective.

          (f) Certain Mergers and Dispositions. Prior to the Purchase Termination Date, Seller will not merge with or into, or consolidate with or into, any other Person unless (i) Seller shall be the surviving entity of such merger or consolidation and (ii) both immediately prior to and immediately after giving effect to such merger or consolidation no Termination Event or Potential Termination Event shall occur or be continuing. Seller will not transfer, convey, assign or otherwise dispose of, or discontinue, any material part of its Staffing Solutions Business or materially alter the manner in which such business is conducted.

          (g)  Change in Name.  Seller  will not change  its name,  identity  or corporate structure in any manner which could make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Revised UCC Article 9, as in effect in New York, or other applicable Laws, unless Seller shall have given Buyer and Second Step Purchaser at least sixty
(60) days' prior written notice thereof.

          (h) Amendments to Sale Documents. Seller will not amend, supplement or otherwise modify any Sale Document to which it is a party unless Buyer and Second Step Purchaser shall have given prior written consent to each such amendment, supplement or other modification.

                                  ARTICLE VII

                 ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF
                 -----------------------------------------------
                             TRANSFERRED RECEIVABLES
                             -----------------------

          SECTION 7.1. Rights of Buyer.

          (a) Subject to Section 7.3 and to the limitations set forth in the Purchase Agreement, Seller hereby authorizes Buyer and Second Step Purchaser, and their respective designees (including Servicer), to take any and all steps in Seller's name and on behalf of Seller that Buyer or Second Step Purchaser or such respective designee determines to be reasonably necessary or appropriate to collect all amounts due under any and all Transferred Receivables, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing Seller's rights under such Transferred Receivables.

          (b) Buyer shall have no obligation to account to Seller for any Transferred Receivables. Buyer shall have no obligation to account to Seller for, or to return, Collections, including without limitation any interest or other finance charge collected pursuant thereto, pertaining to such Transferred Receivables, irrespective of whether such Collections (including, without limitation, such interest and finance charges) are in excess of the Purchase Price for such Transferred Receivables.

          (c) As between Seller and Buyer, Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Receivables, and Buyer's entire right, title and interest in, to and under this Agreement, in each case on whatever terms Buyer shall determine, subject, however, to this Agreement, the Buyer Note and the Purchase Agreement.

          (d) Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Receivables and, as between Seller and Buyer, Buyer shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

          SECTION 7.2. Responsibilities of Seller. Anything herein to the contrary notwithstanding, Seller hereby agrees that during the Regulated Period and except as otherwise provided in this Agreement or the Purchase Agreement:

          (a) Seller shall deliver directly to any of the Lockbox Accounts, within two Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of Seller until delivery of Collections to Buyer;

          (b) Seller shall perform all of its obligations hereunder and under the Contracts to the same extent as if the Transferred Receivables had not been sold or contributed hereunder, and the exercise by Buyer or its designee or assignee of Buyer's rights hereunder or in connection herewith shall not relieve Seller from any of its obligations under the Sale Documents and the Contracts related to the Transferred Receivables; and

          (c) Buyer shall have, and Seller hereby grants to Buyer, an irrevocable power of attorney, with full power of substitution and coupled with an interest, to take in the name of Seller all steps which Buyer, in its reasonable discretion, may deem necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Seller or transmitted or received by Buyer (whether or not from Seller) in connection with any Transferred Receivable.

          SECTION 7.3. Further Action Evidencing Contribution and Purchases. Seller agrees that from time to time, at its expense, it will promptly, upon the reasonable request by Buyer or Second Step Purchaser or their respective designees (including Servicer) consistent with this Agreement and the Purchase Agreement, execute and deliver all such further instruments and documents, and take all such further actions, as may be specified in any such request in order to perfect, protect or more fully evidence the sale or contribution by Seller to Buyer of the Transferred Receivables, or to enable Buyer or Second Step Purchaser (as the assignee of Buyer) to exercise or enforce any of its rights under this Agreement or any other Sale Document. Without limiting the generality of the foregoing, upon the request of Buyer or Second Step Purchaser consistent with the foregoing, during the Regulated Period Seller will:

          (a) authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer or Second Step Purchaser may reasonably determine to be necessary or appropriate in furtherance of the foregoing; and

          (b) mark the master data processing records evidencing Transferred Receivables with the following legend:

               "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD OR CONTRIBUTED TO VOLT FUNDING CORP., A DELAWARE CORPORATION ("BUYER"), PURSUANT TO A CERTAIN RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, DATED AS OF APRIL 12, 2002, BETWEEN VOLT INFORMATION SCIENCES, INC., A NEW YORK CORPORATION, AND BUYER; AND SUCH RECEIVABLES HAVE BEEN TRANSFERRED TO THREE RIVERS FUNDING CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF THE SAME DATE, AMONG BUYER, AS TRANSFEROR, VOLT INFORMATION SCIENCES, INC., INDIVIDUALLY AND AS THE INITIAL SERVICER, AND THREE RIVERS FUNDING CORPORATION, AS SECOND STEP PURCHASER."

Seller hereby authorizes Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Transferred Receivables, in each case whether now existing or hereafter generated or acquired by Seller. Except for material performance obligations of Seller to any Obligor hereunder or under any of the Contracts, and subject to the terms of the Purchase Agreement, if (i) Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) Buyer in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then Buyer or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of Buyer or its designee or assignee incurred in connection with such performance shall be payable by Seller as provided in Section 9.1.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

          SECTION 8.1. Termination by Seller. So long as no Termination Event under the Purchase Agreement has occurred and is then continuing, Seller may terminate its agreement to sell Subsequently Transferred Receivables hereunder to Buyer by giving Buyer (and, if during the Regulated Period, Second Step Purchaser) not less than thirty days' prior written notice of its election to discontinue selling Staffing Solutions Receivables to Buyer; provided, that such notice shall specify the effective date of termination. Such termination also shall terminate Buyer's agreement hereunder to purchase such Receivables.

          SECTION 8.2. Automatic Termination.

          (a) Unless otherwise agreed to by Seller and Buyer (and, if during the Regulated Period, Second Step Purchaser) in writing, the agreement of Seller to sell Subsequently Transferred Receivables hereunder, and the agreement of Buyer to purchase such Receivables from Seller hereunder, shall terminate automatically on the date on which Second Step Purchaser's obligation under the Purchase Agreement to purchase its Participation Interest and to make Reinvestments shall terminate in accordance with the Purchase Agreement, whether such termination occurs automatically or at the election of Second Step Purchaser.

          (b) Without limiting the generality of subsection (a) of this Section, Seller's obligation under this Agreement to sell Subsequently Transferred Receivables to Buyer, and Buyer's obligation under this Agreement to purchase Subsequently Transferred Receivables from Seller, shall be terminated automatically, without any action on the part of Seller or Buyer or otherwise, if an Event of Bankruptcy shall occur with respect to Seller or Buyer.

          SECTION 8.3. Certain Provisions Survive. The representations, warranties, covenants and indemnitees of Seller to Buyer, and of Buyer to Seller, shall survive the termination of Seller's obligation hereunder to sell and Buyer's obligation hereunder to purchase Receivables.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

          SECTION 9.1. Indemnities by Seller.

          (a) Seller agrees to indemnify, defend and save harmless Buyer and Second Step Purchaser and their respective directors, officers, shareholders, employees and agents (each, an "Indemnified Party"), forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all attorneys' fees and expenses, expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which Buyer or Second Step Purchaser may incur or which may be asserted against Buyer or Second Step Purchaser by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of Seller) (all of the foregoing being collectively referred to as "Losses"), arising from or incurred in connection with (x) any breach of a representation, warranty or covenant by Seller made or deemed made hereunder or under the Purchase Agreement or in connection herewith or therewith or the transactions contemplated herewith or therewith, or (y) any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any Official Body, which arises out of or relates to the Transaction Documents, the Ownership Interest or the Participation Interest in the Transferred Receivables or related Contracts, or the use of the proceeds of the Transferred Receivables pursuant hereto or to the Purchase Agreement or the transactions contemplated hereby or thereby (all Losses, after giving effect to the limitations set forth in this subsection and in subsections (b) and (c) below, being hereinafter referred to as "Indemnified Amounts"), excluding, however, (i) Losses to the extent resulting from the gross negligence or willful misconduct on the part of such Indemnified Party, (ii) recourse (except as otherwise provided in this Agreement) for Defaulted Receivables, (iii) any Losses with respect to any tax, reserve, capital charge or expense related thereto (indemnification with respect to such Losses being provided as and to the extent provided in the Purchase Agreement), and (iv) Losses, to the extent that such Losses resulted from an act or omission of Servicer (if Servicer is not Seller or another Seller Entity).

          (b) Without limitation of the generality of subsection (a), Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                    (i) any  Transferred  Receivable did not, at the time of its sale or contribution from Seller to Buyer pursuant to this Agreement, satisfy the criteria for inclusion as an Eligible Receivable, mutatis mutandis, in accordance with this Agreement and the Purchase Agreement;

                    (ii) reliance on any representation or warranty made or deemed made by Seller (or any of its respective Responsible Officers) or any `statement made by any Responsible Officer of Seller under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                    (iii) the  failure by Seller to comply  with any  applicable
               Law, rule or regulation;

                    (iv) the failure to vest in Buyer,  in accordance  with this
               Agreement, the Ownership Interest in the Transferred Receivables and Collections in respect thereof, free and clear of any Lien;

                    (v) the failure of the Purchase  Agreement to vest in Second
               Step Purchaser the Participation Interest in the Transferred Receivables and Collections in respect thereof, free and clear of any Lien, in accordance with the terms of the Purchase Agreement, as the result of any action or omission by Seller;

                    (vi) the  failure  to have  filed,  or any delay in  filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or under any other applicable Law with respect to the sale or contribution of the Transferred Receivables by Seller to Buyer;

                    (vii) any  dispute,  claim,  offset or defense  (other  than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Transferred Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (viii) any failure of Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

                    (ix) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract; or

                    (x) any  failure by Buyer to make any payment to Second Step
               Purchaser required by Section 11.03 of the Purchase Agreement, as the result of any action or omission by Seller.

          (c) Promptly upon receipt by any Indemnified Party hereunder of notice of the commencement of any suit, action, claim, proceeding or governmental investigation (an "Action"), such Indemnified Party shall, if a claim in respect thereof is to be made against Seller hereunder, notify Seller in writing of the commencement thereof Seller may participate in the defense of any such Action at its expense, and no settlement thereof shall be made without the approval of Seller and the Indemnified Party. The approval of Seller will not be unreasonably withheld or delayed. In case any Action shall be brought against any Indemnified Party, Seller shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Indemnified Party, and after notice from Seller to such Indemnified Party of its election so to assume the defense thereof, Seller shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such Action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) Seller and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such Action (including any impleaded parties) include both Seller and such Indemnified Party and representation of both parties by the same counsel would be in appropriate due to actual or potential differing interests between them. It is understood that Seller shall not, in conjunction with any Action or related Actions in the same jurisdiction, be liable for the fees and expenses of more that one separate firm in addition to any local counsel for all such Indemnified Parties, unless (i) Seller and such Indemnified Parties shall have mutually agreed in writing to the retention of separate counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Parties and representation of such Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and that all such fees and expenses shall be reimbursed as they are incurred.

          (d) The indemnity contained in this Section 9.1 shall survive the termination of this Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

          SECTION 10.1. Amendments, Waivers, Etc.

          (a) The provisions of this Agreement may from time to time be amended, supplemented or otherwise modified, in each case if such amendment, supplement or modification is in writing and signed by Buyer and Seller (and, if during the Regulated Period, consented to in writing by Second Step Purchaser). The provisions of this Agreement may from time to time be waived, but only in a writing signed by the party against whom such waiver is to be enforced (and, if during the Regulated Period, consented to in writing by Second Step Purchaser); and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure or delay on the part of Buyer, any Indemnified Party or any other third party beneficiary referred to in Section 10.10(a) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Buyer or Second Step Purchaser under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

          SECTION 10.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this section (and, if during the Regulated Period, to Second Step Purchaser at the address or facsimile number set forth under its name on the signature pages of the Purchase Agreement). All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days (four Business Days, if deposited on a day that is not a Business
Day) after having been deposited in the mail, postage prepaid and properly addressed, (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, two Business Days after having been given to the courier unless sooner received by the addressee.

          SECTION 10.3. Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. Without limiting the foregoing, Seller hereby authorizes Buyer, at any time and from time to time, to the fullest extent permitted by Law, to set-off, against any obligations of Seller to Buyer that are then due and payable or that are not then due and payable from Seller to Buyer but have then accrued, any and all indebtedness or other obligations at any time owing to Seller by Buyer or that are not then due and payable from Buyer to Seller but have then accrued.

          SECTION 10.4. Binding Effect, Assignability, Survival of Provisions. This Agreement shall be binding upon and inure to the benefit of each of Buyer and Seller and its respective successors and permitted assigns (including, in the case of Buyer, Second Step Purchaser). Seller may not assign any of its rights hereunder or any interest herein without the prior written consent of Buyer. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Purchase Agreement is terminated pursuant to
Section 2.03(c) of the Purchase Agreement, on which all obligations shall have been finally and fully paid and performed or such other time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation or warranty made by Seller or Buyer pursuant to Article V, and the indemnification and payment provisions of Article IX and Section 10.6, shall be continuing and shall survive any termination of this Agreement.

          SECTION 10.5. Governing Law. This Agreement and the Seller Assignment Certificate shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules (other than Section 5-1401 of New York's General Obligations Law), except to the extent that the perfection of the interests of Buyer in the

Transferred Receivables are governed by the laws of a jurisdiction other than the State of New York.

          SECTION  10.6.   Costs,   Expenses  and  Taxes.  In  addition  to  the
obligations of Seller under Article IX, Seller agrees to pay on demand:

          (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement or the other Sale Documents by Buyer (or by Second Step Purchaser as its assignee) against Seller; and

          (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Sale Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 10.7. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER SALE DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THE SALE DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 10.8. Integration. This Agreement and the other Sale Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

          SECTION 10.9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

          SECTION 10.10. Acknowledgment and Consent.

          (a) Seller acknowledges that, contemporaneously herewith, Buyer is selling, transferring, assigning, setting over and otherwise conveying to Second Step Purchaser all of Buyer's right, title and interest in, to and under the Transferred Receivables, this Agreement and other Sale Documents pursuant to
Section 2.01 of the Purchase Agreement. Seller hereby consents to the sale, transfer, assignment, set over and conveyance to Second Step Purchaser by



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Buyer of all right,  title and interest of Buyer in, to and under this Agreement and the other Sale Documents, and all of Buyer's rights, remedies, powers and privileges, and all claims of Buyer against Seller, under or with respect to this Agreement and the other Sale Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including
(i) the right of Buyer, at any time, to enforce this Agreement against Seller and the obligations of Seller hereunder, (ii) the right to appoint a successor to Seller, as Servicer, at the times and upon the conditions set forth in the Purchaser Agreement, and (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Sale Document or the obligations in respect of Seller thereunder to the same extent as Buyer may do. Each of the parties hereto acknowledges and agrees that Second Step Purchaser is an intended, express third party beneficiary of the rights of Buyer arising hereunder and under the other Sale Documents to which Seller is a party.

          (b) Seller hereby agrees to execute all agreements, instruments and documents, and to take all other action, that Buyer or Second Step Purchaser reasonably determines is necessary or appropriate to evidence its consent described in subsection (a). To the extent that Buyer, individually or through Servicer, has granted or grants powers of attorney to Second Step Purchaser under the Purchase Agreement, Seller hereby grants a corresponding power of attorney on the same terms to Buyer. Seller hereby acknowledges and agrees that Buyer, in all of its capacities, shall assign to Second Step Purchaser the powers of attorney and other rights and interests granted by Seller to Buyer hereunder and agrees to cooperate fully with Second Step Purchaser in the exercise of the rights.

          SECTION 10.11. No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

          SECTION 10.12. No Proceedings. Seller hereby agrees that it will not institute against Buyer, or join any other Person in instituting against Buyer, any insolvency proceeding (such as any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Net Investment of Second Step Purchaser in the Participation Interest shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Net Investment of Second Step Purchaser in the Participation Interest shall have been outstanding. The foregoing shall not limit the right of Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Buyer or Second Step Purchaser by any Person other than Seller or any other Affiliates of Seller (provided that no such action may be taken by Seller until such proceeding has continued undismissed, unstayed and in effect for a period of ten (10) days).

          SECTION 10.13. Severability of Provisions. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          SECTION 10.14. Recourse to Buyer. Except to the extent (if at all) expressly provided otherwise in a Sale Document, the obligations of Buyer under the Sale Documents to which it is a party are solely the obligations of Buyer. No recourse shall be had for payment of any fee payable by or other obligation of or claim against Buyer that arises out of any Sale Document to which Buyer is a party against any director, officer or employee of Buyer. The provisions of this section shall survive the termination of this Agreement.

          SECTION 10.15. Interpretation and Construction. Unless the context of this Agreement or any other Sale Document otherwise clearly requires: (a) references herein or therein to the plural include the singular, the singular the plural and the part the whole; (b) the words "hereof", "herein", "hereunder" and similar terms in the particular agreement refer to such agreement as a whole and not to any particular provision thereof; (c) section and other headings (including tables of contents) contained herein or therein are for reference purposes only and shall not control or affect the construction or interpretation hereof or thereof in any respect; (d) section, subsection, schedule and appendix references are to those of the particular agreement unless otherwise specified; and (e) the masculine, feminine or neuter gender referenced in any such agreement shall each be deemed to include the others whenever the context so indicates. This Agreement and each other Sale Document shall be construed as a whole and in accordance with its fair meaning.

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          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


Address for Notices:                      VOLT INFORMATION SCIENCES, INC.,
560 Lexington Ave., 15th Floor              as Seller
New York, NY 10022
Attn:  Chief Financial Officer            By:
                                             --------------------------------
Telephone: (212) 704-2400                 Name:
Telecopy:   (212) 704-2417                Title:


Address for Notices:                      VOLT FUNDING CORP.,
560 Lexington Ave., 15th Floor              as Buyer
New York, NY 10022
Attn: Chief Financial Officer             By:
                                             --------------------------------
Telephone: (212) 704-2450                 Name:
Telecopy:   (212) 704-2470                Title:






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